                           TOWER PLACE OFFICE LEASE
                                by and between
                               TOWER PLACE, L.P.
                         a Georgia Limited Partnership
                                      and
                       MEDIALINK WORLDWIDE INCORPORATED
                            a Delaware corporation
                              _____________,1996
                               Atlanta, Georgia

                               TABLE OF CONTENTS

ARTICLE I  FUNDAMENTAL PROVISIONS, EXHIBITS AND DEFINITIONS..........................................  4

      1.1      FUNDAMENTAL PROVISIONS................................................................  4
      1.2      EXHIBITS..............................................................................  5
      1.3      DEFINITIONS...........................................................................  5

ARTICLE II GRANT AND TERM............................................................................  7
      2.1      PREMISES..............................................................................  7
      2.2      TERM.. ...............................................................................  7

ARTICLE III RENT.....................................................................................  7
      3.1      BASE RENTAL...........................................................................  7
      3.2      BASE RENTAL ADJUSTMENT...............................................................  7
      3.3      OPERATING EXPENSES INCREASE...........................................................  7
      3.4      GENERAL PROVISIONS REGARDING RENT.....................................................  8
      3.5      INITIAL INSTALLMENT...................................................................  9
      3.6      SECURITY DEPOSIT......................................................................  9
      3.7      LANDLORD'S SECURITY INTEREST..........................................................  9

ARTICLE IV RIGHTS AND DUTIES DURING LEASE TERM.......................................................  9

      4.1      PREPARATION OF THE PREMISES...........................................................  9
      4.2      SERVICES.............................................................................. 10
      4.3      LIABILITY OF LANDLORD................................................................. 10
      4.4      REPAIRS BY LANDLORD................................................................... 10
      4.5      RIGHTS OF LANDLORD TO ENTER PREMISES.................................................. 10
      4.6      AGREEMENTS OF TENANT.................................................................. 10
      4.7      SIGNS................................................................................. 11
      4.8      BUILDING NAME........................................................................  12
      4.9      HAZARDOUS MATERIALS..................................................................  12
      4.10     INSURANCE............................................................................. 12
      4.11     LIENS................................................................................. 13

ARTICLE V ASSIGNMENT AND SUBLETTING.................................................................. 13
      5.1      ASSIGNMENT AND SUBLETTING............................................................. 13

ARTICLE VI DEFAULT AND REMEDIES...................................................................... 14
      6.1      EVENTS OF DEFAULT..................................................................... 14
      6.2      REMEDIES.............................................................................. 14

ARTICLE VII DESTRUCTION OR DAMAGE; CONDEMNATION...................................................... 15
      7.1      DESTRUCTION OF OR DAMAGE TO PREMISES.................................................. 15
      7.2      EMINENT DOMAIN........................................................................ 15
      7.3      DETERMINATION OF TIME REQUIRED TO REBUILD............................................. 15
      7.4      PARTIAL DESTRUCTION OR TAKING......................................................... 16


ARTICLE VIII ADDITIONAL PROVISIONS................................................................... 16
      8.1      ADDRESSES - NOTICES................................................................... 16
      8.2      MANAGER............................................................................... 17
      8.3      SURRENDER OF PREMISES................................................................. 17
      8.4      HOLDING OVER.......................................................................... 17
      8.5      BROKER................................................................................ 17
      8.6      WAIVER OF RIGHTS...................................................................... 17

      8.7      WAIVER OF HOMESTEAD AND EXEMPTION; BANKRUPTCY OF TENANT:.............................. 17
      8.8      NO ESTATE IN LAND: RELATIONSHIP OF THE PARTIES........................................ 18
      8.9      RECORDING............................................................................. 18
      8.10     GOVERNMENTAL REGULATIONS.............................................................. 18
      8.11     SUBORDINATION AND ATTORNMENT.......................................................... 19
      8.12     ESTOPPEL CERTIFICATION................................................................ 19
      8.13     SEVERABILITY.......................................................................... 19
      8.14     CAPTIONS.............................................................................. 20
      8.15     SUCCESSORS AND ASSIGNS................................................................ 20
      8.16     SALE OF BUILDING...................................................................... 20
      8.17     TRANSFER OF TENANTS................................................................... 20
      8.18     GOVERNING LAW.............. .......................................................... 20
      8.19     TIME IS OF ESSENCE.................................................................... 20
      8.20     LIMITATION OF LIABILITY............................................................... 20
      8.21     WAIVER OF RIGHTS...................................................................... 20
      8.22     MULTIPLE TENANTS...................................................................... 20
      8.23     FORCE MAJEURE......................................................................... 20
      8.24     QUIET ENJOYMENT....................................................................... 20
      8.25     ATTORNEYS' FEES....................................................................... 20
      8.26     ALTERATIONS IN COMPOSITION OF COMMON AREAS............................................ 20
      8.27     PARKING............................................................................... 21
      8.28     SPECIAL STIPULATIONS.................................................................. 21
      8.29     AUTHORIZATION......................................................................... 21

SPECIAL STIPULATION.................................................................................  23
EXHIBIT "A".........................................................................................  24
EXHIBIT "B".........................................................................................  25
EXHIBIT "C".........................................................................................  26
EXHIBIT "D".........................................................................................  27
EXHIBIT "E".........................................................................................  28
EXHIBIT "F".........................................................................................  29
EXHIBIT "G".........................................................................................  31

                           TOWER PLACE OFFICE LEASE

                  THIS TOWER PLACE OFFICE LEASE (this "Lease") is made as of this ___day of __________, 199__, by and between TOWER PLACE, L.P., a Georgia Limited Partnership (herein called "Landlord"), and MediaLink Worldwide Incorporated, a Delaware Corporation (herein called "Tenant").

                                  ARTICLE I

               FUNDAMENTAL PROVISIONS, EXHIBITS AND DEFINITIONS

FUNDAMENTAL PROVISIONS:  The following is a summary of certain Fundamental provisions of the Lease:

         (a)  Landlord:                     Tower Place, L.P., a Georgia Limited Partnership;

         (b)  Tenant:                       MEDIALINK Worldwide Incorporated, a Delaware Corporation;

         (c)  Premises:                     Suite 1520;

         (d)  Building:                     3340 Peachtree Road, Tower Place, Atlanta, Georgia;

         (e)  Stipulated Square
              Footage (Premises):           Approximately 1,147 rentable square feet;

         (f)  Stipulated Square
              Footage (Building):           602,574 rentable square feet;

         (g)  Base Rental:                  Subject to adjustment in accordance with the provisions of Section 3.2 hereof, Twenty-Three Thousand Two Hundred Eighty-Four and 10/100
                                            DOLLARS ($23,284.10) per annum, payable monthly in advance in equal installments of One Thousand Nine-Hundred Forty and 34/100
                                            DOLLARS ($1,940.34.) per month;

         (h) Initial Installment:           One Thousand Nine-Hundred Forty 34/100 DOLLARS
                                            ($1,940.34);

         (i) Security Deposit:              One Thousand Nine-Hundred Forty 34/100 DOLLARS ($1,940.34);

         (j) Base Year:                     Calendar year 1996;

         (k) Tenant's Share:                .19 percent (.19%);

         (l) Anticipated
             Commencement Date:             November 15, 1996; the actual Commencement Date shall
                                            be determined in accordance with the provisions of Section 2.2 and confirmed in the Commencement Date Agreement;

         (m) Expiration Date:               Five (5) years and (0) months after the Commencement Date (unless the Commencement Date occurs on other than the first day of a calendar month, in which case the Expiration Date shall be the last day of the calendar month in which foregoing date occurs);


         (n) Tenant's Address
             for  Notices:                  MEDIALINK WORLDWIDE
                                            INCORPORATED
                                            708 3rd Avenue
                                            New York, NY 10017
                                            ATTN:    J. Graeme McWhirter

                                            MEDIALINK WORLDWIDE
                                            INCORPORATED
                                            Suite 1520
                                            3340 Peachtree Road, NE
                                            Atlanta, Georgia 30326
                                            Attn: Michael J. Katz

                                            With a copy to counsel for default notices
                                            Tashik, Kreutzer & Goldwin, P.C.
                                            833 Northern Blvd., New York, NY 11021
                                            Attn: Jeffery Herz, Atty.

         (o) Manager:                       Regent Partners, Inc., a Georgia Corporation;

         (p) Landlord's Broker:             Regent Partners, Inc., a Georgia Corporation;

         (q) Tenant's Broker:               N/A, and

         (r)  Maximum Number of
               Parking Spaces Available
               to Tenant as of  the
               Commencement Date:           Four (4).

It is understood that the foregoing is intended as a summary of certain portions of the Lease and is intended for convenience only. If there is a conflict between the above summary and any provisions of this Lease hereafter set forth, the latter shall govern and control.

          1.2 EXHIBITS: The following exhibits are attached to this Lease, are by this reference incorporated into the Lease and made a part hereof and are to be construed as part of this Lease:

                                     Special Stipulations
EXHIBIT      "A"                 -   Floor Plan(s) of Premises;
EXHIBIT      "B"                 -   Legal description - Tower Place Complex;
EXHIBIT      "C"                 -   Commencement Date Agreement (form);
EXHIBIT      "D"                 -   Operating Expenses;
EXHIBIT      "E"                 -   Work Schedule;
EXHIBIT      "F"                 -   Rules and Regulations; and
EXHIBIT      "G"                 -   Estoppel Certificate


          1.3 DEFINITIONS: The following terms, as defined below, are used generally in this Lease, in addition to other terms defined herein:

          (a) Base Rental means the annual rental provided in Section 1.1(g) above which is payable pursuant to Section 3.1 and as same may be adjusted in accordance with the provisions of Section 3.2;

          (b) Base Year means the calendar year stipulated in Section
1.1(j);

          (c) Building means the 29-story office building located in the Tower Place Complex and having a street address of 3340 Peachtree Road, Atlanta, Georgia, together with any additions, replacements or alterations to same;

          (d) Commencement Date means the date on which the Lease Term begins as determined in accordance with the provisions of Section 2.2 and as memorialized by Landlord and Tenant in the Commencement Date Agreement. The Anticipated Commencement Date is as set forth in Section 1.1(1) above;

          (e) Commencement Date Agreement means the agreement to be executed by Landlord and Tenant to memorialize the Commencement Date. The Commencement Date Agreement shall be in the form attached as Exhibit "C", with the blanks appearing thereon completed in accordance with the provisions hereof;

          (f) Common Area or Common Areas means all areas, whether improved or unimproved, within the exterior boundaries of the Tower Place Complex which are now or hereafter made available for the nonexclusive use, convenience and benefit of Landlord and Tenant and other tenants of the Tower Place Complex, their employees, agents, customers, invitees and licensees, including, without limiting the generality of the foregoing, malls, walkways, driveways, curbs, gutters, sidewalks, corridors, loading zones, service areas, signs, courts, paving, lighting and landscaped and planted areas. The meaning of "Common Area" or "Common Areas" may be expanded, contracted or otherwise altered in accordance with the provisions of Section 8.26;

          (g) CPI means the "Consumer Price Index for All Urban Consumers, U.S. Cities Average, All Items (1982-84 100)" issued by the Bureau of Labor Statistics of the United States Department of Labor. If the manner in which such index is determined by said Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made by Landlord to such index as revised which would produce results equivalent, as nearly as possible, to those which would have been obtained if such index had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor is discontinued, then the Consumer Price Index published by the United States Department of Commerce shall be substituted (with proper adjustment); and if the United States Department of Commerce Index is also discontinued, then Landlord shall designate a suitable substitute;

          (h) Estimated Operating Expense Increase means Landlord's estimate of

(a) the amount by which the Operating Expenses for an Expense Increase year will be in excess of the Operating Expense Base multiplied by (b) Tenant's Share;

          (i) Estimated Operating Statement means a statement rendered to Tenant setting forth: (A) Landlord's reasonable estimate of the projected Operating Expenses for the then-current Expense Year, (B) a computation of the Estimated Operating Expense Increase due for the then-current Expense Increase Year, (C) a computation of the monthly Estimated Operating Expense Increase installments to be paid by Tenant pursuant to the Estimated Operating Statement, being one-twelfth (1/12) of the amount determined pursuant to clause
(B) above, and (D) a computation of the amount due Landlord, or credit due Tenant, in respect of the lapsed months of the then-current Expense Increase year;

          (j) Expense Increase Year means each calendar year, commencing with the calendar year following the Base Year, falling, in whole or in part, within the Lease Term;

          (k) Expiration Date means the date provided or determined as set forth in Section 1.1(m) above;

          (l) Initial Installment means the amount stipulated in Section 1.1(h), equal to one monthly installment of the initial Base Rental, which has been paid by Tenant to Landlord under the provisions of Section 3.5;

          (m) Landlord's Broker means the entity designated in Section 1.1(p);

          (n) Landlord's Mortgage means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Tower Place Complex, the

Building or the Premises, and all modifications, renewals, consolidations, extensions or replacements thereof,

          (o) Lease Term means that period of time beginning on the Commencement Date and ending on the Expiration Date, as same may be extended or renewed in accordance with any renewal or extension option expressly provided by this Lease;

          (p) Manager means any entity appointed by Landlord to manage the Building and/or perform all or certain of Landlord's obligations under this Lease. The Manager as of the date hereof is stated in Section 1.1(o);

          (q) Operating Expense Base means, subject to Section 3.3(d) hereof, Operating Expenses for the Building for the Base Year;

          (r) Operating Expense Increase means the payments to be made by Tenant to Landlord in the amounts, at the times and in the manner provided for by Section 3.3;

          (s) Operating Expenses are defined in Exhibit "D", which is attached hereto, and are subject to Section 3.3(d) hereof;

          (t) Operating Statement means a statement setting forth (1) the Operating Expenses for an Expense Increase Year, (2) a computation of the total Operating Expense Increase payable by Tenant for such Expense Increase Year,
(3) an accounting for Estimated Operating Expense Increase payments, if any, made during such Expense Increase Year and (4) the amount of Operating Expense Increase then payable to Landlord, or the credit in respect thereof to which Tenant is entitled, for such Expense Increase Year, taking into account (with respect to any such credit) any increase in Estimated Operating Expense Increase payments due Landlord pursuant to any Estimated Operating Statement also rendered with respect to the then-current Expense Increase Year;

          (u) Percentage Increase means, when computed with respect to the adjustment to Base Rental to occur as of January 1 of any calendar year, as outlined in article 3.2 of this lease, stated as a percentage, derived by using the published CPI with respect to the December immediately preceding such adjustment date (or, if no CPI is published for such December, the CPI most recently published prior to the date of the adjustment) divided by the published CPI with respect to the December prior to the Commencement Date (or, if no CPI is published for such December, the CPI most recently published prior to the January 1 immediately preceding the Commencement Date).

          (v) Premises means that space in the Building described in Section 1.1(c) and more particularly identified by diagonal lines or shaded area on the floor plan(s) attached as Exhibit "A" to this Lease;

          (w) Rules and Regulation mean the agreements of Tenant concerning the operation and/or use of the Building and/or the Tower Place Complex contained in the attached Exhibit "F", as same may be modified or replaced from time to time by Landlord in its sole, but reasonable, discretion;

          (x) Security Deposit means the amount stipulated in Section 1.1(i), which sum has been deposited by Tenant with Landlord under the provisions of
Section 3.6;

          (y) Tenant's Broker means the entity, if any, designated in Section 1.1(q);

          (z) Tenant's Share means that number, stated as a percentage, determined by dividing the number of rentable square feet in the Premises (which, for purposes of this provision, Landlord and Tenant stipulate to be as set forth in Section 1.1 (e) as of the date hereof) by the number of rentable square feet in the Building (which, for purposes of this provision, Landlord and Tenant stipulate to be as set forth in Section 1.1(f) (as of the date hereof). Therefore, Tenant's Share shall be as stated in Section 1.1(k) as of the date hereof;

          (aa) Total Rent means, collectively, the Base Rental and the Operating Expense Increase;

          (bb) Tower Place Complex means that certain mixed-use development situated on the property more particularly described in Exhibit "B" attached hereto, which development includes, without limitation, a twenty-nine (29)-story office building, a five (5)-story office building, retail facilities, a six
(6)-story hotel, surface and deck parking and associated plazas, sidewalks and other Common Areas, facilities and improvements, as same may be altered, enlarged or reconfigured from time to time. The Building is a portion of the Tower Place Complex; and

          (cc) Work Schedule means Exhibit "E" which is attached to this Lease.


                                  ARTICLE II

                                GRANT AND TERM

          2.1 PREMISES: Landlord, for and in consideration of the rents, covenants, agreements and stipulations herein contained to be paid, kept and performed by Tenant, has leased and rented, and by these presents leases and rents the Premises to Tenant, and Tenant hereby leases the Premises from Landlord upon all the terms and conditions hereof. No easement for light or air is included in the Premises or given by this Lease. The Premises shall be used for the purpose of general office use and for no other purposes.

          2.2 TERM: Tenant takes and accepts the Premises from Landlord upon the terms and conditions herein contained, to have and to hold the same for the Lease Term, unless this Lease terminates earlier. The Lease Term shall begin on the Commencement Date, which shall be, subject to the provisions of the Work Schedule, the later of the Anticipated Commencement Date or the date upon which initial improvements to the Premises, if any, to be made by Landlord in accordance with the Work Schedule have been substantially completed. To the extent any improvements are to be made by Landlord in the Premises in accordance with the Work Schedule, such improvements shall be deemed to be "substantially completed" when Landlord, in its reasonable judgment and in consultation with its architects and/or contractors, certifies to Tenant that
(i) such improvements have been substantially completed (notwithstanding punch list items) and (ii) any certificate of occupancy necessary for Tenant's occupancy of the Premises in accordance with the provisions of this Lease has been duly issued.

                                  ARTICLE III

                                     RENT

          3.1 BASE RENTAL: Tenant covenants and agrees to pay to Landlord the Base Rental stipulated in Section 1.1(g), as same may be adjusted in accordance, with Section 3.2 below. The Base Rental (as so adjusted from time to time) shall be payable monthly in advance in equal installments (initially as set out in Section 1.1(g), but as hereafter adjusted in accordance with
Section 3.2) on the first (1st) day of every calendar month during the Lease Term, prorated as appropriate to partial months. If the Lease Term commences on other than the first day of any calendar month, the first installment of Base

Rental shall be a prorated amount based upon the actual number of days in such month and shall be due and payable on the Commencement Date.

          3.2 BASE RENTAL ADJUSTMENT: intentionally omitted

*SEE SPECIAL STIPULATION #1

          3.3 OPERATING EXPENSE INCREASE:

              (a) Tenant covenants and agrees to pay to Landlord, as Operating Expense Increase for each Expense Increase Year during the Lease Term, a sum computed by subtracting the Operating Expense Base from the Operating Expenses shown on the Operating Statement for the Expense Increase Year in question, and multiplying the result by Tenant's Share. Under no circumstances shall Tenant be entitled to any refund of or credit against Operating Expenses for any Expense Increase Year should Operating Expenses ever be less than the Operating Expense Base. Within one hundred twenty (120) days after the expiration of each Expense Increase Year, Landlord shall furnish Tenant with an Operating Statement. The Operating Expense Increase shall, except as provided in paragraph (b) of this Section 3.3, be due from Tenant thirty (30) days after the rendering of the Operating Statement for such Expense Increase Year.

              (b) Landlord may render an Estimated Operating Statement for any Expense Increase Year. If and when so rendered from time to time, Tenant shall pay to Landlord in advance on the first day of each calendar month the monthly Estimated Operating Expense Increase installments provided for in such Estimated Operating Statement, such payments to continue until another Estimated Operating Statement or actual reconciliation is rendered. Upon the rendering of an Operating Statement for any Expense Increased year for which Estimated Operating Expense Increase installments were paid by Tenant, Tenant shall, within thirty (30) days thereafter, pay to Landlord the sum of (x) the excess, if any, of the Operating Expense Increase due for such Expense Increase Year over the monthly Estimated Operating Expense Increase installments paid by Tenant in respect of such Expense Increase Year and (y) the excess, if any, of the Estimated Operating Expense Increase installments due for the current Expense Increase Year, as shown on the current Estimated Operating Statement, over the Estimated Operating Expense Increase installments then being paid by Tenant multiplied by the number of months which shall have elapsed, in whole or in part, since the commencement of the current Expense Increase Year. If Tenant's Estimated Operating Expense Increase installments for prior or current Expense Year shall exceed the Operating Expense Increase year, respectively, such excess shall first be credited against any amounts shown due on the Operating Statement and the Estimated Operating Statement and the balance, if any, shall be credited against the next succeeding installment or installments of Operating Expense Increase or Estimated Operating Expense Increase becoming due hereunder; provided, however, that if the Lease Term shall expire or this Lease shall terminate prior to full application of such credit, any balance due Tenant shall be refunded to Tenant by Landlord if Tenant is not in default under this Lease (and, if Tenant is in default hereunder, such balance shall be held as additional security for Tenant's performance, may be applied by Landlord toward the cure of any such default and shall not be refunded until any such default is completely cured by Tenant).

              (c) Operating Expense Increase shall be prorated on a daily basis for any Expense Increase Year not wholly failing within the Lease Term.

              (d) Tenant acknowledges that certain Operating Expenses will vary depending on overall occupancy levels in the Building. If the average occupancy level of the Building was less than ninety-five percent (95%) of the total rentable square footage of the Building during the Base Year or any Expense Increase Year, the actual Operating Expenses for the Base Year or Expense Increase Year in question, as applicable, shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had ninety-five percent (95%) of the total rentable square footage of the Building been occupied. Landlord and Tenant further acknowledge that the Building is part of the larger Tower Place Complex, and that certain of the costs of management, operation, maintenance, repair and security of the Tower Place Complex from time to time shall be allocated among and shared by two or more of the improvements in the Tower Place Complex (including the Building). It is also understood that certain costs incurred with respect to various facilities surrounding the Building may, from time to time, be allocated (if appropriate) entirely to the Building. The determination of all such costs and their allocation shall be made by Landlord in accordance with sound accounting principles. Accordingly, the term "Operating Expenses", as used in this Lease with respect to the Building, shall from time to time include some of the costs, expenses, and taxes enumerated in Exhibit "D" to this Lease which were incurred with respect to and allocated to or shared by the Building in accordance with the foregoing. Notwithstanding the foregoing or anything else contained in this Lease to the contrary, Tenant understands and agrees that its rights to use other portions of the Tower Place Complex of which the Building is a part (including the Common Areas) are those available to the general public and that this Lease does not grant to it additional rights of use. Specifically, but without limitation, nothing in this Lease affords Tenant any rights of parking within the Tower Place Complex except as may be expressly provided in Section 8.27 hereof.

         3.4      GENERAL PROVISIONS REGARDING RENT:

                  (a) The provisions of this Article concerning the payment of Operating Expense Increase shall survive the expiration or earlier termination of the Lease Term as to any and all sums due Landlord up to the date thereof, including Operating Expense Increase due for the last Expense Increase Year, or portion thereof, failing within the Lease Term, which sum shall be paid promptly by Tenant in accordance with the terms of this Article III. Within one hundred twenty (120) days following the expiration or earlier termination of the Lease Term, Landlord shall render a final Operating Statement, certified by Landlord, and Landlord and Tenant shall adjust the Operating Expense Increase payment or credit due Landlord or Tenant, as the case may be, for the last Expense Increase Year of the Lease Term, all in accordance with the foregoing provisions of Section 3.3.

                  (b) It is understood and agreed that Tenant's payments of

Operating Expense Increase shall not be deemed payments of rental as that term is construed in relation to governmental wage and price control or analogous governmental actions affecting the amount of rental which Landlord may charge Tenant. Notwithstanding the foregoing, in the event that such governmental actions or controls prevent the application of all or any part of the provisions of this Article III regarding the payment of Operating Expense Increase, Tenant hereby agrees to pay as monthly rent hereunder the monthly Base Rental plus one-twelfth (1/12) of the Operating Expense Increase which was due for the Expense Increase Year preceding the year of the institution of such actions or controls, but in no case to exceed the maximum rent permitted by such actions or controls.

                  (c) Tenant covenants and agrees to be liable for and to pay in a timely manner all taxes and assessments levied or assessed against personal property, furniture and fixtures placed by Tenant in the Premises. Further, and in addition to the Base Rental and Operating Expense Increase, Tenant shall reimburse Landlord, within the thirty (30) days after written demand, for any and all taxes payable by Landlord (other than net income taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, or personal property located in the Premises, or any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether such improvements were constructed by Landlord or Tenant and regardless of whether title to such improvements shall be in the name of Landlord or Tenant; (ii) upon, measured by or reasonably attributable to the Total Rent payable hereunder, or any component thereof, levied by any governmental body with respect to the receipt of such Total Rent; (iii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and, (iv) upon this transaction or any document to which Tenant is a party creating or transferring rights, an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly Base Rental payable to Landlord under this Lease shall, to the maximum extent pertained by law, be revised to net Landlord the same net Base Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. Tenant shall also be solely liable for any taxes, including rental, sales and use taxes, assessed directly against Tenant by any governmental authority.

                  (d) It is understood and agreed that Base Rental and Operating Expense Increase shall be due and payable as provided herein, without set off or deduction whatsoever. Base Rental, Operating Expense Increase and each and every other charge, fee, cost or expense which Tenant is obligated or liable to pay to, refund to or reimburse Landlord shall, for the purposes of the dafault provisions of this Lease, be deemed additional rental due from Tenant, and Tenant's failure to so pay, refund or reimburse when due shall entitle Landlord to all the remedies provided for herein and at law or in equity on account of failure to pay rent.

                  (e) Base Rental, Operating Expense Increase and other sums due hereunder shall be paid in legal tender at Manager's address set forth in
Section 8.1, or to such other address as may be specified by Landlord by notice given from time to time as provided in such Section 8.1. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rental or any other component of Total Rent due under this Lease shall be deemed to be other than on account of the earliest Base Rental or other such component of Total Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Total Rent (or any portion thereof) be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Total Rent or to pursue any other remedy provided in this Lease or under applicable law.

                   (f) Delay by Landlord in providing Tenant with any statements regarding Operating Expense Increase shall not relieve Tenant from the obligation to pay Operating Expense Increase upon the rendering of such statements.

          3.5 INITIAL INSTALLMENT: Simultaneously with the execution of this Lease, Tenant has paid to Landlord, and Landlord hereby acknowledges the receipt of, the Initial Installment. Such sum shall be applied by Landlord to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Premises in accordance with all the terms hereof, such sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

          3.6 SECURITY DEPOSIT: Landlord acknowledges that it has received the Security Deposit from Tenant, simultaneously with the execution of this Lease. The Security Deposit shall be security for the full and faithful performance and observance by Tenant of the covenants, terms and conditions of this Lease, including, without limitation, the payment of Total Rent, on the part of Tenant to be kept and performed. No interest shall be payable on the Security Deposit, and the Security Deposit need not be held in a segregated account and may be commingled with Landlord's separate funds. It is agreed and acknowledged by Tenant that the Security Deposit is not an advance payment of rent or a measure of Landlord's damages in the case of default by Tenant. Upon the occurrence of an Event of Default under this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of all or any part or component of Total Rent or any other sum as to which Tenant is in default or for the payment of any other injury, expense or liability resulting from any Event of Default. Use, application or retention of the Security Deposit by Landlord shall not prohibit or limit Landlord's exercise of any other remedies Landlord may have for Tenant's default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand an amount necessary to restore the Security Deposit to its original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and after delivery of possession of the Premises to Landlord in accordance with the terms hereof. Upon every sale or lease of the Building, Landlord shall be released from all liability for the return of the Security Deposit, and Tenant shall look to the new landlord for its return, so long as the transferring Landlord assigns or transfers the Security Deposit to the acquiring landlord or provides the acquiring landlord a credit for same. The

Security Deposit shall not be assigned or encumbered by Tenant, and any such assignment or encumbrance shall be void.

         3.7 LANDLORD'S SECURITY INTEREST: intentionally omitted

                                   ARTICLE IV

                      RIGHTS AND DUTIES DURING LEASE TERM

         4.1       PREPARATION OF THE PREMISES:

                  (a) Tenant acknowledges that it has inspected the Premises, that Landlord has made no representations or warranties whatsoever respecting the condition thereof or otherwise and that, except as may be expressly provided to the contrary in the Work Schedule, Landlord has no obligation or duty to make any alterations, improvements or repairs whatsoever in and to the Premises to make same ready for Tenant's use and occupancy and Tenant takes and accepts the Premises in their present "as is" condition. By occupying the Premises, Tenant shall be deemed conclusively to have accepted the Premises as complying fully with Landlord's covenants and obligations.

                  (b) Initial improvements to the Premises, if any, shall be governed by the Work Schedule.

                  (c) If the installation of improvements in the Premises causes an increase in the ad valorem taxes levied or assessed on the Building, Tenant shall reimburse any such increase to Landlord within thirty (30) days following written demand by Landlord as contemplated by Section 3.4(c).

                  (d) Within thirty (30) days after the Commencement Date, Tenant will execute and deliver to Landlord the Commencement Date Agreement.

          4.2 SERVICES: Landlord agrees to provide to Tenant, as Landlord deems reasonably necessary, the following services (the cost of which, unless specifically required to be paid for directly by Tenant, shall be included within Operating Expenses):

                  (a) General cleaning and janitorial service during the times and in the manner such janitorial service is customarily furnished in similar office buildings in the metropolitan Atlanta, Georgia, area;

                  (b) Heating, air-conditioning and elevator service daily on Mondays through Fridays, inclusive, from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M., with New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other days observed generally as holidays by a majority of the privately owned businesses in Atlanta, Georgia excepted. At least one elevator per elevator bank shall be operated at all other hours and on all other days. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same upon written request by Tenant delivered to the Building Manager during normal business hours at least twenty-four (24) hours prior to the time when such service is desired. Any additional service so provided shall be at Tenant's expense at such hourly rates as may be determined from time to time by Landlord, which charge Tenant shall promptly pay upon being billed therefor. Landlord reserves the right to prohibit the use of heat generating machines and equipment unless and until Tenant makes arrangements, acceptable to Landlord, to install and maintain supplementary air-conditioning equipment in the Premises at Tenant's cost and expense, and the costs of operation of such shall be paid by Tenant on the Base Rental payment dates at such rates as are established by Landlord; provided, however, that the maintenance of such supplementary air-conditioning equipment shall be solely Tenant's, and not Landlord's, duty and responsibility;

                  (c) 110 volt electric current for lighting and for usual and normal electric power for office space, all from existing electric circuits designated by Landlord for Tenant's use. Landlord reserves the right to meter the Premises or any portion thereof separately, and if the Premises (or any portions thereof) are so separately metered, Tenant shall pay for all electricity furnished to the Premises which is so separately metered. Tenant shall not, without Landlord's prior written consent, use any equipment, including, without limitation, electronic data processing machines, punch card machines, duplicating machines, main frame computers, photocopiers, printers or any other machines which use electric current in excess of 110 volts, which will increase the amount of electricity ordinarily furnished for the use of the Premises as general office space or which require clean circuits or other special distribution circuits. If Tenant desires additional 110 volt electrical power beyond that supplied by Landlord as provided above, electric current in excess of 110 volts, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord, on demand, the cost of the design, installation, and maintenance of the facilities required to provide such additional or special electric power or circuits and the cost of all electric current so provided at a rate not to exceed that which would be charged by Georgia Power Company, or its successor, if Tenant were a direct customer thereof. Landlord may require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation, and maintenance of such metering facilities. In no event shall Tenant have access to any electrical closets in the Building, it being agreed that any electrical engineering design or contract work shall be performed by Landlord or an electrical engineer and/or electrical contractor designated by Landlord at Tenant's expense;

                  (d) Common use restrooms and toilets with hot and cold running water; and


                  (e)   Drinking water available on each floor of the Building.

         4.3 LIABILITY OF LANDLORD: Landlord shall not be liable to Tenant in any manner whatsoever for failure to furnish or delay in furnishing any service or services provided for in this Lease and no such failure or delay shall constitute actual or constructive eviction of Tenant or operate to relieve Tenant from the prompt and punctual performance of each and all the covenants to be performed herein by Tenant. Landlord shall also not be liable to Tenant for damage to person or property caused by defects in, or repairs to, the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from sprinkler systems, if any, in the Building; likewise, Landlord shall not be liable to Tenant for the theft, mysterious disappearance, or loss of any property of Tenant whether from the Premises or any part of the Building or Tower Place Complex. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by third persons, including other tenants; however, Landlord shall not be liable, and Tenant shall not be relieved from its obligations other persons.

          4.4 REPAIRS BY LANDLORD: Landlord shall have no duty to make any repairs or improvements to the Premises except structural repairs and repairs to the Building's base electrical, mechanical and plumbing systems necessary for safety and tenant ability, the necessity for which (i) Landlord is notified in writing by Tenant, and (ii) is not brought about by any act or neglect of Tenant, its agents, employees or visitors. Landlord shall not be liable for any failure to make repairs or to perform any maintenance required hereunder unless such

         4.5 RIGHTS OF LANDLORD TO ENTER PREMISES: Tenant shall not change the locks on any entrance to the Premises. Upon Tenant's written request to Landlord, Landlord agrees to make a reasonable change of locks on behalf of Tenant and at Tenant's sole cost and expense. Landlord and its agents, employees and contractors may enter the Premises at such times as Landlord deems reasonably necessary or desirable to inspect and examine same provided Landlord gives reasonable notice except in the case of an emergency, to make such repairs, additions, alterations, and improvements as Landlord desires to make to the Building, including, without limitation, the erection, use and maintenance of pipes and conduits, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, and to exhibit the Premises to prospective purchasers or tenants. In the event of emergency, or if otherwise necessary to prevent injury to persons or damage to property, such entry to the Premises may be made by force without any liability whatsoever on the part of Landlord for any resulting damage. Landlord may also take any and all needed materials into and through the Premises that may be required to make such repairs, additions, alterations, and improvements, all without being liable to Tenant in any manner whatsoever. During such time as such work is being carried on, provided such work is carried out in a manner so as not unreasonably to interfere with the use and occupancy of the Premises by Tenant, Total Rent (nor any portion thereof) shall in no way abate, and, regardless of Landlord's fault, Tenant waives any claim and cause of action against Landlord for damages by reason of loss or interruption to Tenant's business and profits therefrom because of the prosecution of any such work.

         4.6       AGREEMENTS OF TENANTS: Tenant agrees that it shall:


                   (a) at its own expense and except for the obligations of Landlord expressly stated 4.4 of this Lease, keep the Premises in good repair and tenantable condition and indemnify Landlord against any loss, damage, or expense arising by any failure of Tenant so to do or due to any act or neglect of Tenant, its employees, agents or visitors;

                   (b) make no alterations or additions of any kind in or to the Premises or the Building without first obtaining Landlord's written consent which shall not be unreasonably withheld; all such work, including additions, fixtures and leasehold improvements (but not including moveable office furniture and equipment and other personal property of Tenant), made or placed in or upon the Premises or the Building either by Tenant or Landlord shall be and become Landlord's property at the end of the Lease Term, all without compensation or payment to Tenant, and shall remain upon and in the Premises, during and at the termination of the Lease Term;

                   (c) not use the Premises for any illegal purpose or violate any statute, regulation, rule or order of any governmental body, nor create or allow to exist any nuisances or trespasses, nor do any act in or about the Premises or bring anything onto or into the Premises which will in any way increase the rate of insurance on the Premises or reduce the value of the Building or its attractiveness to other tenants, nor will Tenant deface or injure the Premises or commit or allow waste to be committed on any portion thereof or overload any floor of the Premises;

                   (d) at its sole expense comply, as to its use of the Premises, with all statutes, regulations, rules, ordinances and orders of any governmental body, department or agency thereof, and abide by and observe the Rules and Regulations;

                   (e) indemnify and hold Landlord harmless from and against any and all loss, cost, damage, expense, or liability whatsoever, including, without limitation, court costs and reasonable attorneys' fees, imposed on Landlord by any person whomsoever, caused in whole or in part by an act or omission of Tenant or its agents, employees, invitees, licensees, contractors, subtenants or assignees (the provisions of this Subsection to survive expiration or termination of this Lease with respect to any act or omission occurring prior to such expiration or termination);

                   (f) intentionally omitted

                   (g) pay interest to Landlord on demand, at the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, whichever is lower, on any installment of Total Rent not paid within seven (7) days from the due date, accruing from the due date until paid;

                   (h) pay to Landlord on demand, in the event that Landlord elects to accept a payment of any part of the Total Rent which is not received by Landlord within seven (7) days of its due date, a late charge in an amount equal to the greater of Fifty Dollars ($50.00) or five percent (5%) of the total outstanding amount due (which late charge represents an agreed upon charge for Landlord's administrative expenses in processing late payments, and is not a payment for the use of money or a penalty); provided, however, nothing contained herein shall be deemed to require Landlord to accept any payment of Total Rent received by Landlord after the due date;

                   (i) pay to Landlord a processing and handling fee of Fifty Dollars ($50.00) for any check of Tenant's which is returned to Landlord because of insufficient funds, as liquidated damages to compensate Landlord for its additional administrative costs and expenses in handling such items, it being agreed that the exact amount thereof would be difficult or impossible to ascertain;

                   (j) cooperate with Landlord in complying with all regulations of the United States Department of Energy and of any governmental agency having jurisdiction of the Building and/or Tower Place Complex, relating to the conservation of energy, including, without limitation, any regulations requiring the production of information regarding the consumption of energy within the Building and/or Tower Place Complex, and Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage, or liability arising out of any violation of any such regulations by Tenant, its employees, agents, contractors, invites, licensees, subtenants and assignees; and

                   (k) install telephone service to the Premises only from the telephone circuits designated by Landlord in writing as those serving the Premises; if Tenant requires additional telephone service capacity for the Premises, such capacity must be provided by Southern Bell Telephone Co., at no cost to Landlord, and the design and installation of such supplemental capacity shall be subject to the reasonable approval of Landlord.

         4.7 SIGNS: Tenant shall obtain the written approval of Landlord prior to placing and maintaining, or causing or permitting to be placed and maintained, any sign, advertising matter or other thing of any kind, on the exterior of the premises, or any decorating, lettering or advertising matter on any exterior door to the Premises. Tenant shall not affix or attach anything to windows in the Premises or, without Landlord prior written consent in each instance (which may be given on such condition as Landlord may reasonably elect), place signs or similar matter on the Premises which will be visible from outside the Premises. All exterior and elevator lobby signs shall, unless Landlord otherwise specifically consents in writing, confirm to uniform Building sign specifications promulgated by Landlord shall provide and install same at Tenant's cost and expense.

             4.8 BUILDING NAME: Tenant acknowledges that the Building is part of the Tower Place Complex known generally as "Tower Place." Tenant covenants and agrees to cause all directory listings, advertising and all other printed or written material containing Tenant address at the Premises accurately to refer to "Tower Place" or any other name given the Building and/or Tower Place Complex by Landlord in accordance herewith; however, Tenant shall not, without the prior written consent of Landlord, use the name Tower Place or any other name given the Building or Tower Place Complex, or any other deceptively similar name, or any associated service mark or logo of the Building and/or Tower Place Complex for any purpose other than Tenant's business address and Tenant, under no circumstances, shall use the word "Courtyard" in any sign age or advertisement. Upon written notice to Tenant, Landlord reserves the right, from time to time and at its sole option, to name or change the name of the Building and/or Tower Place Complex and to change the street address of the

Building.

         4.9       HAZARDOUS MATERIALS:

                   (a) Tenant hereby covenants that, from and after the date hereof and thereafter during the Lease Term, Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be placed, held, located or disposed of in or about the Premises or the Tower Place Complex or any part of either and that neither the Premises nor the Tower Place Complex, nor any part of either, shall ever be used by Tenant or persons claiming under Tenant as a storage site (whether permanent or temporary) for any Hazardous Substances. For purposes of this Section 4.9, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively "Environmental Laws").

                   (b) Tenant hereby agrees to comply with all Environmental Laws with regard to its use and occupancy of the Premises and to indemnify Landlord and hold Landlord hardness from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of Tenants failure so to comply or the presence in, or the escape, leakage, spillage, discharge, emission, or release from, the Premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, State or local "Superfund" or "Superintendent" laws or any other Environmental
Law);

provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in Subsection 4.9(a) above.

                   (c) In the event Landlord suspects, in its reasonable opinion, that Tenant has violated any of the covenants contained in this
Section 4.9, or that the Premises, Retail Complex or Tower Place Complex are not in compliance with the Environmental Laws for any reason as to which Tenant is responsible hereunder, or that the Premises, Retail Complex or Tower Place Complex are not free of Hazardous Substances for any reason as to which Tenant is responsible hereunder, Tenant shall take such steps as Landlord requires by written notice to Tenant in order to confirm or deny such occurrences, including, without limitation, the preparation of environmental studies, audits, surveys or reports. In the event that Tenant fails to take such action, Landlord may take such action and shall have such access to the Premises as Landlord deems necessary, and the costs and expenses of all such actions taken by Landlord, including, without limitation, Landlord's attorneys' fees, shall be due and payable by Tenant upon demand therefor from Landlord as additional rent hereunder. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief concerning the presence of hazardous substances or materials on the Premises. Further, Landlord reserves the right at any time and from time to time to enter the Premises following reasonable advance notice thereof to Tenant (except in cases of emergency) in order to perform periodic environmental studies, audits, surveys and reports and in order to determine whether Tenant is in compliance with the terms of this Section 4.9.

                   (d) The obligations and liabilities of Tenant under this
Section 4.9 shall survive the expiration or earlier termination of this Lease or other enforcement of Landlord's remedies under this Lease.

         4.10      INSURANCE:

                   (a) Tenant hereby covenants that, from and after the date hereof and thereafter during the Lease term, Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be placed, held, located or disposed of in or about the Premises or the Tower Place Complex or any part of either and that neither the Premises not the Tower Place Complex, nor any part of either, shall ever by used by Tenant or persons claiming under Tenant as a storage site (whether permanent or temporary) for any Hazardous Substances. For purposes of this Section 4.9, "Hazardous Substances" shall mean and inlucde those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively "Environmental Laws").

                   (b) Tenant hereby agrees to comply with all Environmental Laws with regard to its use and occupancy of the Premises and to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of Tenant's failure to comply or the presence in, or the escape, leakage, spillage, discharge, emission, or release from, the Premises of any hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, State or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in Subsection 4.9(a) above.

                   (c) Tenant shall also procure and maintain throughout the Lease Tenant a policy or policies of insurance, insuring Tenant, Landlord, Manager and any other persons reasonably designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, employees, or licensees in the Premises, or other portions of the Building or Tower Place

Complex, in amounts not less than $500,000 with respect to injuries to or death of any one person, $1,000,000 with respect to any one casualty or occurrence and $100,000 with respect to property damage, or such higher limits as Landlord may reasonably require from time to time during the Lease Term. Tenant shall also carry or procure any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord or any Mortgagee (as hereinafter defined) or lessor of Landlord may reasonably require, from time to time, in form or in amounts.

                   (d) Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building and/or the Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. So long as both Landlord's and Tenant's policies then in force include such mutual waiver of subrogation, Landlord and Tenant, to the fullest extent permitted by law, each waive all right of recovery against the other for and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. If such waiver of subrogation shall not be obtainable or shall be obtainable only at a premium over that chargeable without such waiver, the party seeking such waiver shall notify the other thereof in writing, and the latter shall have ten (10) days in which either (1) to procure on behalf of the notifying party insurance with such waiver from a company or companies reasonably satisfactory to the notifying party or (ii) to agree to pay such additional premium (in Tenant case, in the proportion which the rentable area of the Premises bears to the area covered by the insurance policy of Landlord in question).

                   (e) All insurance policies procured and maintained by Tenant pursuant to this Subsection 4.10 shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancelable except after thirty (30) days' written notice to Landlord and any designees of Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term. If Tenant shall fail to procure or maintain any insurance required of Tenant hereunder and after reasonable notice has been given to Tenant, Landlord may, at its sole option, but shall not be required to, procure and maintain the at the cost and expense of Tenant and Tenant agrees to reimburse Landlord for same as additional rent due hereunder within fifteen (15) days after receiving notice of the amount thereof from Landlord.

          4.11 LIENS: No work performed by Tenant in the Premises, whether pursuant to this Lease or otherwise, whether in the nature of erection, construction, alteration, addition, improvement, remodeling or repair, shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's, material or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises and Tenant shall discharge of record within twenty (20) days following the filing thereof, by payment or bonding, any mechanic's lien filed against the Premises, the Building or the Tower Place Complex for work or materials claimed to have been famished to Tenant.

                                   ARTICLE V

                           ASSIGNMENT AND SUBLETTING


         5.1      ASSIGNMENT AND SUBLETTING

                    (a) Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, *assign, hypothecate, or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Landlord's consent or refusal to consent to a proposed assignment or sublease must be an action which is taken reasonably and in good faith. For the purposes of the immediately preceding sentence, Landlord shall be deemed to be acting reasonably and in good faith in determining whether to consent to a proposed assignment or sublease when Landlord considers such factors as, without limitation, the identity and business reputation of the proposed assignee or subtenant, the relationship of the proposed assignee or subtenant to the tenant mix in the Building and/or the Tower Place Complex, the type or nature of the proposed assignee's or subtenant's business, the creditworthiness of the proposed assignee or subtenant, and any agreement or leasing restrictions with existing tenants or other third parties that prohibit or restrict Landlord from leasing to the proposed assignee or subtenant. Tenant agrees to pay to Landlord as additional rental, on demand, a Five Hundred Dollar ($500.00) administrative processing fee in connection with any request by Tenant for consent to a proposed assignment or subletting and, in addition, reasonable out-of-pocket costs incurred by Landlord (including, without limitation, reasonable attorneys' fees) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. All monies so paid shall be non-refundable in any event, regardless of whether Landlord consents to the proposed assignment or subletting. Any assignment or sublease shall not nullify these provisions, and all later assignments or subleases shall be made likewise only after the prior written consent of Landlord is obtained in each instance.
*An initial public offering of Tenant's stock shall not be deemed an assignment under this Lease.

                (b) No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Without limiting the foregoing, if, with the consent of Landlord, this Lease is assigned or the Premises or any part thereof is sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Total Rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed (i) a waiver of any of Tenant's covenants contained in this Lease, (ii) the acceptance by Landlord of the assignee, subtenant, or occupancy as Tenant hereunder, or (iii) the release of Tenant from further performance by Tenant of its covenants under this Lease.

                   (c) The occupancy of the Premises by any successor firm or entity of the Tenant or by any firm or entity into which or with which the Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

                          (d) Notwithstanding the giving by Landlord of its
consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease, nor shall any such party have the benefit of any specific signage or other similar privileges or rights which may be provided to Tenant under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord. After a permitted assignment or subletting, the original Tenant shall have no right to exercise on behalf of a permitted assignee or sublessee as to the space assigned or sublet any expansion option, right of first refusal option or renewal or extension option.

                        (e) Should Landlord permit any assignment or subletting by Tenant and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Tenant to Landlord) be greater than Landlord would have received hereunder had not Landlord permitted such assignment or subletting, then fifty percent (50%) of the "Gross Profit", shall be payable by Tenant to Landlord, it being the parties' intention that Landlord, in consideration of Landlord's permitting such assignment or subletting, shall receive fifty percent (50%) of any Gross Profit from any such assignment or subletting. Further, should the assignment or subletting giving rise to the Gross Profit be arranged by Landlord (or its Manager) on Tenant's behalf (it being understood that neither Landlord nor its Manager shall have any obligation to arrange for same), one hundred percent (100%) of the Gross Profit shall be paid to Landlord.




                                  ARTICLE VI

                             DEFAULT AND REMEDIES

          6.1 EVENTS OF DEFAULT: The occurrence of any of the following shall constitute "Events of Default" (each an "Event of Default"):

                   (a) Any part, portion or component of the Total Rent, or any other sums payable under this Lease as set forth in Subsection 3.4(c) are not received within seven (7) days from the due date;

                   (b) intentionally omitted

                   (c) Any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Code, and, in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days after the date of such filing;

                   (d) Tenant becomes insolvent or transfers property in fraud of creditors;

                   (e) Tenant makes an assignment for the benefit of creditors;

                   (f) A receiver is appointed for any of the Tenants assets; or

                   (g) Tenant breaches or fails to comply with any term, provision, condition or covenant of this Lease, other than the payment of Total Rent, or any of the Rules and Regulations.

          6.2  REMEDIES:

               (a) Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following, in addition to, and not in limitation of, any other right or remedy available to Landlord at law or in equity or elsewhere under this Lease if the events of default described in Subsection 6.1(a) are not cured within five (5) days after written notice by Landlord or such default, if the events described in Subsection 6.1
(g) are not cured within twenty (20) days after written notice of such default (unless such default gives rise to immediate threat to person or property , in which case such event of default shall immediately entitle Landlord to its rights and remedies) or if any of the other events of default are not cured immediately:

          (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearage in Total Rent, enter upon the Premises and expel or remove Tenant and Tenant's effects, by force if necessary, without being subject to prosecution or liable for any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises, or through decrease in rent, or otherwise (such agreement to survive any such termination of this Lease); and/or


         (ii) terminate Tenant's right of possession of the Premises without terminating this Lease, and enter the Premises as the agent of Tenant, by force if necessary, without being subject to prosecution or liable for any claim for damages therefor, and relet the Premises as the agent of Tenant without advertisement and by private negotiations and or any term Landlord deems proper, and receive the rent therefor, and Tenant shall pay Landlord upon demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus funds generated by such reletting; Tenant shall reimburse landlord for all costs of reletting the Premises, including, but not limited to, advertising expenses, commissions, and the costs of improvements reasonably required in order to relet the Premise; and/or

        (iii) as agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and Enter the Premises, by force if necessary, without being subject to prosecution or liable for any claims for damages therefor, in order to accomplish this purpose; Tenant agrees to reimburse Landlord immediately upon demand for any* expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless causes by the gross negligence of Landlord or otherwise; and or
               *reasonable

         (iv) collect as liquidated damages and not as a penalty, and in addition to all Total Rent and other amounts previously due and unpaid under the terms and conditions of the Lease, the accelerated present value of the Total Rent and all other sums provided herein to be paid by Tenant during the remainder of the Lease Term (the "Rent Balance"), less the Net
               Rental Value of the Premises, as hereinafter defined; the term "Net Rental Value" shall mean the fair rental value of the Premises for the remainder of the Lease Term reduced to present value, less the Landlord's costs, expenses and *attorneys' fees in connection with the preparation of the Premises for reletting and for the reletting itself; provided, however, the parties agree that in no event shall the Net Rental Value exceed the Rent Balance; the parties further agree that the damages caused by the Tenant's default would be difficult or impossible accurately to estimate and that this measure of damages is a reasonable pre-estimate of the Landlord's probable loss resulting from Tenant's breach; the acceptance of the liquidated damages set forth in this paragraph shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease.
               *reasonable

               (b) If Landlord exercises any of the remedies set forth in
Section 6.2(a) or under Georgia law, in addition to all other costs and expenses Landlord shall be entitled to recover under this Lease, Landlord shall also be entitled to recover:

         (i) the cost of performing any other covenants which would have otherwise been performed by Tenant;

         (ii) the amount of any rental abatement or other rental concession provided by Landlord to Tenant; provided, however, that in no event shall Tenant's liability hereunder exceed the Total Rent due under this Lease;

         (iii) all sums expended by Landlord, and not previously reimbursed to Landlord by Tenant, connection with improving or repairing the Premises to Tenant's specifications; and

         (iv) all costs and expenses incurred by Landlord in connection with the termination of this Lease and eviction of Tenant.


                                  ARTICLE VII


                      DESTRUCTION OR DAMAGE CONDEMNATION

          7.1 DESTRUCTION OF OR DAMAGE TO PREMISES: If because of fire, the elements, or Act of God, the Premises or the Building is either destroyed or damaged so as to render the Premises wholly unfit for occupancy, or if, in the judgment of Landlord, the damage resulting cannot be repaired within one hundred eighty (180) days from such damage, then at the option of Landlord or Tenant to be exercised by giving written notice to the other within sixty (60) days following the date of such damage, this Lease shall terminate on the date of such election, and Tenant shall immediately surrender the Premises to Landlord. In such event, and regardless of whether Landlord elects to terminate this Lease, Tenant shall continue to owe and pay Total Rent up to but not beyond the time of such surrender, but Total Rent shall abate in proportion to the number of square feet of rentable area of the Premises rendered unusable by such damage*. Under no circumstances shall Landlord be liable to Tenant for inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such damage, or from any repair, modification, arranging, or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided above. Tenant assumes the risks of any and all damage to its personal property in or on the Premises and from any casualty whatsoever.
*In the event that more than half of the space is rendered unusable, the total rent shall abate.


          7.2 EMINENT DOMAIN: If all of the Premises or the Building is taken, or if such a part of either is taken so as to render the remainder thereof unsuitable for Landlord's or Tenant's purposes, for any public or quasi-public use by eminent domain or by private purchase in lieu thereof, this Lease shall terminate at the option of either Landlord or Tenant on the date that the condemning authority actually takes possession of the part condemned. If this Lease is not so terminated, or upon a taking not within the scope of the foregoing, Total Rent shall abate for the period of such taking in proportion to the area of the Premises taken. In no event shall Tenant have any right or claim to any part of any award made to or received by Landlord for such taking, or against Landlord or the condemning authority for the value of any unexpired term of this Lease, and Tenant hereby assigns any such claim to Landlord. Nothing herein contained, however, shall preclude Tenant from claiming, proving and receiving from the condemning authority a separate award for the value of any of Tenant's personal property taken which Tenant could have rightfully removed from the Premises hereunder and for relocation and moving expenses, so long as the Landlord's award is not thereby reduced.

          7.3 DETERMINATION OF TIME REQUIRED TO REBUILD: Within ten (10) business days following any casualty described in Section 7.1, or any taking described in Section 7.2, Landlord shall give Tenant a notice stating (a) Landlord's estimate of the portion of the Premises rendered untenantable as a result of such cacualty or taking and (b) Landlord's estimate of time required for restoration. If Landlord and Tenant do not agree within ten (10) days after the casualty or taking as to the length of time which would be reuired for restoration, the issue shall be submitted, promptly, by both parties, or either party, to the president or principal officer of the Atlanta, Georgia, Chapter of the American Institute or Architects (or successor thereto) whose determination shall be binding upon the parties. Landlord and Tenant shall share equally in the cost of obtaining of said person.

          7.4 PARTIAL DESTRUCTION OR TAKING: If the Premises are damaged as a result of a casualty described in Section 7.1 or a taking described in Section
7.2 but this Lease is not terminated as a result of such casualty or taking, all rental shall abate in proportion to the amount of the Premises which shall have been rendered unusable; provided, however, that Tenant's obligation to pay Total Rent shall not cease or abate if the damage to the Premises or the Building was caused through the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees, licensees, subtenants, or assignees. Further, in such a case, Landlord will promptly, at its sole cost and expense, restore, replace or rebuild the same as nearly as possible to the structural and architectural condition existing immediately prior to such casualty or taking and as expeditiously as practicable but within a period beginning on the earliest date upon which the time required for restoration 'has been determined and any options of Landlord or Tenant to terminate this Lease, if any, have expired, and having a length not exceeding one hundred twenty-five percent (125%) of the length of time required to rebuild as determined pursuant to
Section 7.3 as the same may be extended pursuant to Section 8.23, whereupon full rental shall recommence. If the damage or seizure affects more than twenty-five percent (25%) of the area of the Premises, or such a fraction that would leave the remainder of the Premises untenable and Landlord fails to complete such restoration, replacement or rebuilding within such period, Tenant shall be entitled at any time up to the earlier of ten (10) days following the expiration of the time permitted for restoration or the actual date of completion of restoration, replacement or rebuilding, by notice to Landlord, to terminate this Lease as of a date not more than sixty (60) days following the date of such notice. Notwithstanding anything herein contained to the contrary, Landlord shall have no obligation to repair any improvements to the Premises constructed by Tenant or Tenant's agents or contractors or, if constructed or installed by Landlord, any improvements required to be insured by Tenant in accordance with the provisions of this Lease (unless insurance proceeds for repair are made available to Landlord) and Tenant shall, upon substantial completion by Landlord of its repairs required hereunder, promptly and diligently and at its sole cost and expense, repair and restore any improvements to the Premises made by Tenant, as well as Tenant's contents, to the condition thereof prior to such destruction or damage.

                                 ARTICLE VIII

                             ADDITIONAL PROVISION

          8.1     ADDRESSES-NOTICES

                    (a) Except for legal process which may also be served as provided by law, all notices required or desired to be given with respect to this Lease shall be in writing and shall be delivered (a) by certified or registered mail, return receipt requested, with proper postage prepaid and addressed to the party as set out below, or (b) by hand delivery to the address set out below. Any such notice or demand shall be effective and deemed delivered and received on the date given by hand delivery, or on the date of deposit with the United States mail in the manner aforesaid for notices given by registered or certified mail; provided that the period of time in which a response to a mailed notice must be given or taken shall run from the date of receipt as indicated on the return postal receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed receipt of the notice, demand or request sent. Any party may change its address for notices to any other location within the continental United States by notifying the other parties of the new address in the manner provided herein for the giving of notices, with such change to become effective ten (10) days after notice of the change of address is given. For the purposes hereof, notices to Tenant shall be sent to the addresses set out in Section 1. I (n). Notices to Landlord and Manager shall be sent to the following addresses:

                  (i)      To Landlord:

                           Tower Place, L.P.
                           c/o Regent Partners, Inc.
                           3340 Peachtree Road, NE
                           Suite 1500
                           Atlanta, Georgia 30326
                           Attn: Debra Cobbs


                  (With a copy of any notice sent to Landlord sent also to Manager at Manager's address set forth as provided herein); and

                 (ii)      To Manager:

                           Regent Partners, Inc.
                           Tower Place
                           Suite 1500
                           3340 Peachtree Road, NE Atlanta, Georgia 30326
                           Attn: Building Manager

                    (b) Tenant hereby designates and appoints as its agent to receive notice of all dispossessory or distraint proceedings the person in charge of or occupying the Premises at the time such notice is given, or, if there is no such person, then such service of notice may be made by attaching it on the main entrance of the Premises.

                    (c) In the event Landlord gives notice to Tenant of the name and address of any holder of a Landlord's Mortgage (such holder being herein referred to as a "Mortgagee"), Tenant agrees to; send to any such Mortgagee, by certified mail, a copy of any notice of default given by Tenant to Landlord. Tenant further agrees that if such default is not cured by Landlord, the Mortgagee shall be allowed thirty (30) days in which to cure the default or, if the default cannot be cured within the thirty (30)-day period, to begin diligently pursuing such cure. Nothing herein contained shall in any way obligate the Mortgage to cure or pursue the cure of any such default.

          8.2 MANAGER: Landlord shall have the right to delegate any and all of its obligations under this Lease to an entity engaged in the operation and management of office buildings in the metropolitan area of Atlanta, Georgia (any such entity herein referred to as "Manager").
Such delegation shall not, however, relieve Landlord of any such obligations. The initial Manager is as stated in Section 1. I (0) and such Manager's address is set out in Section 8. 1 (a) above. Landlord may designate a replacement Manager at any time and from time to time by notice to Tenant.

          8.3 SURRENDER OF PREMISES: Upon the expiration or other termination of the Lease Term, as the same may have been extended, Tenant shall promptly quit and surrender to Landlord the Premises (and the keys thereto), together with all improvements belonging to Landlord, free of debris, broom clean, ordinary wear and tear excepted, and Tenant shall remove all of its personal property required or permitted to be removed hereunder. All such property not promptly removed by Tenant shall be deemed abandoned by Tenant, and title to the same shall pass to Landlord under this Lease as by a bill of sale.


          8.4 HOLDING OVER: Should Tenant remain in possession of the Premises after the expiration or other termination of the Lease Term, Tenant shall be a tenant at sufferance (absent a written agreement to the contrary signed by Landlord) at a rental rate equal to two hundred percent (200%) of the Total Rent then applicable hereunder, and otherwise on the same terms and conditions as herein provided as applicable to a tenancy at sufferance. In addition,

Tenant shall indemnify and hold harmless Landlord from all loss or damage which may result from Tenant's holding over. Without limiting the foregoing, Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from such delay by Landlord in delivering possession of the Premises to such tenant or prospective tenant. Nothing Landlord herein shall be construed as constituting Landlord's consent or approval to any such holdover, nor operate to preclude or inhibit the exercise by Landlord of all of its rights and remedies hereunder or available under applicable law to dispossess or evict Tenant. There shall be no renewal of this Lease by operation of law.

          8.5 BROKERS: Except with respect to Landlord's Broker (whose commission Landlord shall pay) and Tenant's Broker, if any, (to whom Landlord's Broker is obligated to pay a portion of such commission in accordance with a separate written agreement between Landlord's Broker and Tenant's Broker), Tenant and Landlord each represents and warrants to the other that no broker, agent, commission salesman or other person has represented the warranting party in the negotiations for and procurement of this Lease and of the Premises, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any such person or entity. The individual(s) executing this Agreement on behalf of Tenant hereby swear to and for the benefit of Landlord, any lender of Landlord holding a lien or security title interest in and to all or any portion of the Building, any attorney certifying title to the Building and any title insurance company insuring title to all or any portion of the Building that (a) except for Tenant's Broker, if any, (i) all fees, commissions, compensation or other amounts payable to any and all real estate brokers engaged by Tenant in connection with the Lease have been paid in full, or (ii) the rights of any and all real estate brokers engaged by Tenant to file any lien, notice of lien or claim of lien under O.C.G.A. I 44-14-600 et seq. have been waived in writing by such broker, and (b) except for the commission payable by Landlord to Tenant's Broker, in accordance with the separate written agreement between Landlord's Broker and Tenant's Broker, if any, all fees, commissions, compensation or other amounts payable to Tenant's broker in connection with this Agreement have been paid in full. Each party further warrants that any compensation arrangement with the parties excepted from the foregoing warranty has been reduced to writing in its entirety in a separate agreement signed simultaneously with or before this Lease by the party against whom the commission or compensation is charged. Each party agrees to indemnify and hold the other harmless from and against any claim for any such commissions, fees, or other form of compensation by any such third party claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, costs and expenses (including attorneys' fees) associated therewith.

          8.6 WAIVER OF RIGHTS: No failure or delay by Landlord to exercise any right or power given it or to insist upon strict compliance by Tenant with any obligation imposed on it, and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. This Lease contains the sole and entire agreement of Landlord and Tenant and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. No representative, agent or employee of Landlord has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized representative of Landlord.

          8.7 WAIVER OF HOMESTEAD AND EXEMPTION: BANKRUPTCY OF TENANT

                    (a) Tenant hereby waives and renounces all homestead or exemption rights which Tenant may have under or by virtue of the Constitution and Laws of the United States, Georgia, or any other State as against any debt Tenant may owe Landlord under this Lease, and hereby transfers, conveys, and assigns to Landlord all homestead or exemption rights which may be allowed or set apart to Tenant, including such as may be set apart in any bankruptcy proceeding, to pay any debt owing by Tenant to Landlord hereunder.

                    (b) Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively, the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), relating to bankruptcy, shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief. Further, Tenant agrees as follows:

                  (i) If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person or entity which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, then the Trustee shall give written notice to Landlord and any Mortgage of which Tenant has notice, setting forth the name and address of such person or entity and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of the consideration to be paid by such person or entity for the assignment or subletting of this Lease.


                  (ii)     The Trustee shall have the right to assume
                           Tenant's rights and obligations under this Lease only if the Trustee: (i) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (ii) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and, (iii) provides adequate assurance of future performance under the Lease. Adequate assurance of future performance by any proposed assignee or subtenant shall include, at a minimum, assurance that: (a) any proposed assignee or subtenant shall deliver to Landlord a security deposit in an amount equal to at least three (3) months' Base Rental accruing under the Lease; (b) any proposed assignee or subtenant shall provide to Landlord an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee or subtenant to have a net worth equal to at least twelve (12) months' Base Rental accruing under the Lease, or, in the alternative, the proposed assignee or subtenant shall provide a guarantor of such proposed assignee's or subtenant's obligations under the Lease, which guarantor shall provide an audited financial statement meeting the requirements of this subpart and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord; and, (c) any proposed assignee or subtenant shall grant to Landlord a security interest in favor of Landlord in all furniture, fixtures, and other personal property to be used by such proposed assignee or subtenant in the Premises. All payments of Total Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title II of the Bankruptcy Code.

                 (iii)     For the purposes of the Bankruptcy Code relating to
                           (i) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (ii) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss" shall mean Landlord's damages upon default, including but not limited to payments of past due Total Rent, including (without limitation) interest at the rate provided for in Section 4.6(g), all attorneys' fees, and all related costs and expenses of Landlord incurred in connection with any default of Tenant and in connection with Tenant bankruptcy proceedings.

                  (iv) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

          8.8 NO ESTATE IN LAND: RELATIONSHIP OF THE PARTIES: This Lease creates the relationship of landlord and tenant between Landlord and Tenant. No estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy and sale. Further, nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between such parties other than the relationship of landlord and tenant.

          8.9 RECORDING: This Lease shall not be recorded by Tenant without Landlord's consent endorsed hereon.

          8.10 GOVERNMENTAL REGULATIONS

                  (a) Tenant waives the benefits of all existing and future rent control legislation and statutes and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

                  (b) Except as provided in paragraph (c) of this Section 8.10, if, in order to maintain the Building as an office building, or otherwise, or the Premises for the use stipulated in Section 2.1, Landlord shall be required by any governmental authority to repair, alter, remove, construct, reconstruct, or improve any part or all of the Premises or the building, such action shall be performed by Landlord but shall in no way affect Tenant's obligations under this Lease. Tenant waives all claim for injury, damage or abatement of rent because of such repair, alterations, removal, construction, reconstruction, or improvement; provided, however, that if such action by Landlord renders the Premises untenantable, or if Landlord cannot reasonably complete such acts within sixty (60) days after notice to it to perform such acts by the governmental authority, either Landlord or Tenant, by written notice to the other delivered not later than seventy (70) days after the date of notice to Landlord by such governmental authority, may terminate this Lease, in which event Total Rent shall be apportioned and paid up to and including the date the Premises become untentantable if terminated by Landlord, but up to and including the date of termination if terminated by Tenant.

                  (c) Without limiting the provisions of Section 4.6(d), Tenant shall, at Tenant's sole cost and expense but subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, make each and every alteration or addition to the Premises required to bring the Premises into compliance with the requirements imposed by the Americans with Disabilities Act, (42 U.S.C. [] 12101 et seq.) and any regulations promulgated pursuant thereto ("ADA Requirements") effective from time to time during the Lease Term, and any period of holding over by Tenant if

                       (a) the requirement for such alteration or addition arises as a result of

                             (1)  any alteration or addition by Tenant; or

                             (2)  any violation by Tenant of any ADA
                                  Requirements; or

                             (3)  a special use of the Premises or
                                  any part thereof by Tenant or any
                                  assignee or subtenant of Tenant
                                  (including, but not limited to, use
                                  for a facility which constitutes,
                                  or, if open to the public
                                  generally, would constitute, a
                                  "place of public accommodation"
                                  under the ADA Requirements); or

                             (4)  the special needs of the employee(s) of
                                  Tenant or any assignee or subtenant
                                  of Tenant; or

                       (b) the ADA Requirements would otherwise make Tenant, rather than Landlord, primarily responsible for making such alteration or addition.

         8.11 SUBORDINATION AND ATTORNMENT:

                  (a) Except as provided in Subsection (c) below and subject to the provisions of subsection (d) below, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of Landlord's Mortgage.

                  (b) While Subsection (a) of this Section 8.11 is self-operative, and no further instrument of subordination shall be necessary,

Tenant shall, in confirmation of such subordination, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or a holder of Landlord's Mortgage any and all instruments requested by either of them to evidence such subordination.

                  (c) Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to a holder of Landlord's Mortgage, without expense, any and all instruments that may be necessary to make this Lease superior to the lien of Landlord's Mortgage.

                  (d) Tenant shall, at the option of any holder of Landlord's Mortgage or any other purchaser at a foreclosure sale who shall hereafter succeed to the rights of Landlord under this Lease (the "Purchaser"), attorn to and recognize such Purchaser as Tenant's landlord under this Lease from and after the foreclosure and for the balance of the Lease Term and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such Purchaser and Tenant, subject to all of the terms, covenants and conditions of this Lease; provided, however, that the Purchaser (including its successors and assigns) shall not be (i) liable for any act or omission of any prior Landlord under the Lease, (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord under the Lease, (iii) bound by any Base Rental or other payments which Tenant might have paid for more than the current month to any prior Landlord under the Lease, or (iv) bound by any amendment or modification of the Lease made after the date of the foreclosed Landlord's Mortgage without the prior written consent of the Mortgagee thereunder. The provisions of this subsection (d) shall survive any termination of this Lease resulting from a foreclosure of Landlord's Mortgage.

                  (e) If Tenant fails at any time to execute, acknowledge and deliver any of the instruments provided for by Subsections 8.11(b),
(c) and (d) above within ten (10) days after Landlord's demand so to do, Landlord, in addition to the remedies allowed by Article VI, may execute, acknowledge and deliver any and all of such instruments as the attorney-in-fact of Tenant and in its name, place and stead, and Tenant hereby irrevocably appoints Landlord, its successors and assigns, as such attorney-in-fact.

          8.12 ESTOPPEL CERTIFICATE: At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge and deliver to Landlord a certificate in substantially the same form as the Estoppel Certificate which is attached hereto as Exhibit "G" and incorporated herein by reference. Each certificate delivered pursuant to this Section may be relied on by any prospective purchaser or transferee of Landlord's interest hereunder or of any part of Landlord's property or by any holder or prospective holder of Landlord's Mortgage, or a mortgage or prospective mortgage of any part of Landlord's other property.

          8.13 SEVERABILITY: Each clause and provision of this Lease shall be valid and enforced to the fullest extent permitted by applicable law; however, if any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining provisions of this Lease and the application of such clause or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, unless the amount of Total Rent payable hereunder is thereby decreased, in which event Landlord may terminate this Lease. Should any of the provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party by reason of any rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the negotiation and preparation of this Lease.

          8.14 CAPTIONS: The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

          8.15 SUCCESSORS AND ASSIGNS: The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns, subject, however, in the case of Tenant, to the provisions of Article V.

          8.16 SALE OF BUILDING: In the event of any sale or sales of the Building (and the property on which same is situated) or of any lease thereof, the Landlord named herein above shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Building. Should the entire Building and the property on which same is situated be severed as to ownership by sale and/or lease, then the owner of the entire Building or the lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed the "Landlord". Tenant shall be bound to any succeeding Landlord for all the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding Landlord. The provisions of this
Section 8.16 shall apply to each and every sale, lease or other transfer of the Building or the property on which same is situated, or both, during the Lease Term.

          8.17 TRANSFER OF TENANTS: This Section 8.17 shall only be effective at such times and from time to time as the Premises contain a rentable area of 3,000 square feet or less. Landlord hereby reserves the right, at its sole option and upon giving at least sixty (60) calendar days written notice in advance to Tenant, to transfer and remove Tenant from the Premises from time to time to any other available space in the Tower Place Complex of substantially equal area, which space shall, once Tenant has been relocated therein, be deemed the "Premises" for purposes of this Lease. Landlord hereby agrees to bear the expense of such transfer and removal, as well as the expense of any renovations or alterations which are necessary to make the new space conform substantially in layout and appointment with the Premises. Failure of Tenant to cooperate with Landlord pursuant to this provision and to remove itself from the Premises shall permit Landlord to enter the Premises and to remove Tenant and its property therefrom and to relocate Tenant and its property in the new space provided by Landlord pursuant to this provision, all without being liable to Tenant in any manner whatsoever for such acts, except for the expenses which are expressly provided in this Section 8.17 to be paid by Landlord.

          8.18 GOVERNING LAW: The laws of the State of Georgia shall govern the interpretation, validity, performance and enforcement of this Lease.

          8.19 TIME IS OF THE ESSENCE: Except as otherwise specifically provided herein, time is of the essence of this Lease.

          8.20 LIMITATION OF LIABILITY: Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building, and Tenant shall look solely to Landlord's interest in the Building for satisfaction of Tenant's remedies. Neither Landlord nor any partner, officer, director, or shareholder of Landlord or of any partner of Landlord shall have any personal liability whatsoever with respect to this Lease.

          8.21 EXECUTION: This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and shall be admissible into evidence or used for any purpose without the production of the other counterparts.

          8.22 MULTIPLE/TENANTS: If Tenant is composed of more than one individual or entity, then all are jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

          8.23 FORCE MAJEURE: Landlord shall be excused from the performance of any of its obligations for the period of any delay resulting from any cause beyond its control, including, without limitation, all labor disputes, governmental regulations or controls, fires or other casualties, inability to obtain any material or services, or acts of God.

          8.24 QUIET ENJOYMENT: Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Total Rent, Tenant shall have, hold and enjoy the Premises during the Lease Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of this Lease, Landlord's Mortgage and any and all ground leases, restrictive covenants, easements, and other encumbrances now or hereafter affecting the Premises, the Building or the Tower Place Complex (if applicable).

          8.25 ATTORNEYS' FEES: If any rent or other amount owing by Tenant to Landlord under this Lease is collected by or through an attorney at law, Tenant agrees to pay an additional amount equal to fifteen percent (15%) of such sum as attorneys' fees.


          8.26 ALTERATIONS IN COMPOSITION OF COMMON AREAS: Landlord reserves the right in its sole discretion to redesign, change, rearrange, alter, reconstruct, modify, expand, reduce or supplement any and all of the facilities designed for the common use and convenience of all tenants of the Tower Place Complex and/or the Building, including, without limitation, parking areas, driveways and other Common areas, so long as access to the Premises is not materially adversely affected thereby. In furtherance, and not in limitation, of the foregoing, Landlord shall have the right to erect additional stores or other structures in the Tower Place Complex, or to add to or otherwise modify buildings and facilities now or hereafter existing in the Tower Place Complex, and, in connection with any such activity and construction, to erect temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied Tenant and that there shall be no encroachment upon the interior of the Premises. Landlord shall have the right to close the Common Areas or any portion thereof (including, without limitation, all roadways, driveways, access ways, sidewalks and parking areas and facilities now or hereafter within the Tower Place Complex) at such time and in such manner as is necessary or appropriate, in Landlord's sole opinion, to prevent their deduction as public rights-of-way or streets, and to do and perform such other acts in, to and with respect to the Common Areas as at the time in question in accord with good and generally accepted standards of operation of mixed-use, high-rise developments.

          8.27 PARKING: Tenant shall have the right on the Commencement Date to lease parking spaces in the parking facilities of the Tower Place Complex may vary according to the location of spaces in the facilities and according to whether or not spaces are reserved or unreserved. Tenant further acknowledges and agrees that Landlord may designate certain spaces within the parking facilities of the Tower Place Complex as reserved or assigned spaces for the benefit of Landlord, visitors to the project or tenants therein, other tenants, couriers and delivery services and other persons. Tenant shall comply and cause its employees to comply with all rules and regulations established by Landlord and/or the operator of the parking facilities, including, without limitation, any card, sticker or other identification system, whether now or hereafter in effect, and agrees to pay to Landlord a fifteen dollar ($15.00) deposit for each parking card issued. All parking privileges granted pursuant to this Section
8.27 are non-assignable and nontransferable by Tenant; provided however, that parking privileges may be assigned or transferred by Tenant in conjunction with a transfer, assignment or subletting allowed by Article V of this Lease. Tenant agrees to pay, as additional rent, the sum of $15.00 for any parking cards which become lost, mutilated or destroyed.

          8.28 SPECIAL STIPULATIONS: The Special Stipulations, if any, attached hereto are made a part hereof by this reference, and to the extent they conflict with any of the foregoing provisions, they shall control.

          8.29 AUTHORIZATION: As a material inducement to Landlord to enter into this Lease, Tenant, and each party executing this Lease on behalf of Tenant intending that Landlord rely on each such representation and warranty, represents and warrants to Landlord that:

                    (a) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract agreement, undertaking, judgment, statute, regulation, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant is or may be bound;

                    (b) Tenant has executed and entered into this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease;

                    (c) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with the terms of this Lease;

                    (d) Tenant is duly organized, validly existing and in good standing under the laws of the state of Tenant's organization and has full power and authority to enter into this Lease, to perform Tenant's obligations under this Lease in accordance with the terms hereof, and to transact business in the State of Georgia; and

                    (e) the execution and delivery of this Lease by the individual or individuals executing this Lease on behalf of

Tenant, and Tenant's performance of its obligations under this Lease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and Tenant's execution, delivery and performance of this Lease are not in conflict with Tenant's bylaws or articles of incorporation (if a corporation), agreement of partnership (if a partnership), or other charters, agreements, rules or regulations governing Tenant's business, as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.


                     [SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal as of the date first above written.


                                         LANDLORD:

                                         TOWER PLACE, L.P.
                                         a Georgia Limited Partnership

Signed and sealed by
Landlord in the presence of:             By: REGENT PEACHTREE HOLDINGS, INC.
                                             a Georgia Limited Partnership,
                                             its sole General Partner

/s/ Mary Kay Ellis
------------------------
Unofficial Witness

                                         By: /s/ David B. Allman
                                             _____________________
                                             Name: David B. Allman
                                             Its: President

/s/ Jennifer Qiel
------------------------
(Notary Public)
Commission Expiration Date:

(NOTARIAL SEAL)                                   (CORPORATE SEAL)

                                             TENANT:

Signed and sealed by                         MediaLink Worldwide Incorporated
Tenant in the presence of:                   a Delaware corporation

--------------------------
Unofficial Witness                       By: /s/ J. Graeme McWhirter
                                             ______________________
                                             Name:  Graeme McWhirter
                                             Its: Chief Financial Officer
/s/ Theresa Weisgerber
--------------------------
Notary Public
Commission Expiration Date:
11-7-96                              Attest: /s/ Richard Brum
                                             _________________________
                                             Name: Richard Brum
                                             Its: Controller

(NOTARIAL SEAL)

                                                     (CORPORATE SEAL)

                              SPECIAL STIPULATIONS

     These Special Stipulations are attached to and by this reference made a part of that certain Tower Place Office Lease (the "Lease") between Tower Place, L.P. and MediaLink Worldwide Incorporated. In the event that these Special Stipulations conflict with any of the provisions contained in the Lease, the Special Stipulations shall govern and control.

1. Notwithstanding anything contained in Article 3.2 of this lease to the contrary, the Base Rental shall increase on each anniversary of the Commencement Date to become an amount equal to three percent (3%) greater than the amount in effective immediately prior to such adjustment.


2. Notwithstanding anything contained in Article 2.2 of this Lease to the contrary, Landlord and Tenant agree to work expeditiously to complete any necessary work in order to commence the Lease.

                                  EXHIBIT "A"
                                  FLOOR PLAN

                            Drawings of Floor Plan

                                  EXHIBIT "B"

                              TOWER PLACE COMPLEX

                              (legal description)

All that tract or parcel of landlord situated, lying and being in Landlord Lot 62 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

To find the point of beginning commence at the intersection of the northeastern right-of-way of Piedmont Road (variable width right-of-way) with the northwestern right-of-way of Peachtree Road (variable width right-of-way) if said intersections were extended to form an angle and running thence along the extension of the northeast right-of-way of Piedmont Road North 24 degrees 31' 46" West 74.12 feet to a point on said northeastern right-of-way, continue thence along said northeastern right of way the following courses and distances: North 24 degrees 31'46" West 316.17 feet to a point, along the arc of a 8,044.51 foot radius curve to the left an arc distance of 319.54 feet (said arc being subtended by a chord lying to the southwest having a bearing of North 23 degrees 23' 29" West and being 319.52 feet in length) to a point and along the arc of a 8,044.51 foot radius curve to the left an arc distance of

108.97 feet (said arc being subtended by chord lying to the southwest having a bearing of North 21 degrees 51' 55" West and being 108.97 feet in length) to a point, North 20 degrees 44' 09" West 15.30 feet to a point, and South 60 degrees 08' 35" West 6.34 feet to the TRUE POINT OF BEGINNING. From said TRUE POINT OF BEGINNING as thus established continue thence along said northeast right- of-way of Peachtree Road North 21 degrees 31' 42" West 621.62 feet to a point; thence leaving said right-of-way run North 62 degrees 57' 37" East
483.73 feet to an iron pin found; thence North 62 degrees 57' 37" East 332.14 feet to a point thence South 26 degrees 43'47" East 230.88 feet to a point; thence North 83 degrees 00' 54" East 45.49 feet to an iron pin found; thence South 48 degrees 54' 02" East 464.17 feet to a point; thence South 32 degrees 05' 56" West 170.69 feet to a point; thence South 57 degrees 54' 18" East
292-05 feet to a point; thence along the arc of a 23.76 foot radius curve to the left an arc distance of 27.29 feet (said arc being subtended by chord a lying to the north having a bearing of North 89 degrees 11' 22" East and being
25.81 feet in length) to a point; thence North 56 degrees 17' 03" East 66.29 feet to a point on the northwest right-of-way of Peachtree Road; thence along said northwest right-of-way South 14 degrees 34' 59" West 150.54 feet to a point and South 13 degrees 38' 47" West 125.00 feet to a point; thence leaving said right-of-way run North 58 degrees 01' 45" West 475.62 feet to an iron pin set; thence North 32 degrees 03' 24" East 139.21 feet to an iron pin set; thence North 58 degrees 01' 43" West 206.64 feet to an iron pin set; thence along the arc of a 58.96 foot radius curve to the right an arc distance of 59.54 feet (said arch being subtended by a chord lying to the northwest having a bearing of South 66 degrees 04' 43" West and being 57.04 feet in length) to an iron pin set; thence South 13 degrees 17' 54" West 26.14 feet to a point; thence South
60 degrees 31' 3 8" West 363.50 feet to an iron pin found; thence South 60 degrees 08'35" West 332.23 feet to the TRUE POINT OF BEGINNING.

Said property being more particularly shown as Tract I containing 15.255 acres on that certain ALTA/ACSM Landlord Title Survey prepared for Regent Tower Holdings, Inc., Regent Peachtree Holdings, Inc., Tower Place, L.P., Teachers Insurance and Annuity Association of America and Chicago Title Insurance
Company by Makes, Sudderth & Etheredge, Inc. Bearing the seal and certificate of George T. White, G.R.L.S. No. 1929 dated December 27, 1995. Said Survey being incorporated herein by this reference.

                                  EXHIBIT "C"

                          COMMENCEMENT DATE AGREEMENT

     Agreement made this ____ day of _____, 199 , between Tower Place, L.P. (hereinafter referred to as "Landlord"), _____ (hereinafter referred to as "Landlord") and ______ (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a lease dated___________, 199_____ (hereinafter referred to as the "Lease"), for space on the _______ Floor(s) in the Building having an address at 3340 Peachtree Road, Atlanta, Georgia;


     NOW, THEREFORE, pursuant to the provisions of Subsection 4.1(d) of the Lease, Landlord and Tenant mutually agree as follows:

          1. Tenant is in possession of, and has accepted, the Premises demised by the Lease. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or offsets against the enforcement of the Lease by Landlord.

         2. The Commencement Date of the Least Term is _______, 199_____, and the Expiration date of the Lease Term is __________, ________.

         3. Terms used herein are defined in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal as of the date first above written.


                                         LANDLORD:

                                         TOWER PLACE, L.P.
                                         a Georgia Limited Partnership

Signed and sealed by
Landlord in the presence of:             By: REGENCY PEACHTREE HOLDINGS, INC.
                                             a Georgia Limited Partnership,
                                             its sole General Partner

                                         By: _____________________
                                             Name: David B. Allman
                                             Its: President

------------------------
Unofficial Witness


------------------------
Notary Public
Commission Expiration Date:

(NOTARIAL SEAL)                                   (CORPORATE SEAL)

                                             TENANT:

Signed and sealed by                         MediaLink Worldwide Incorporated
Tenant in the presence of:                   a Delaware corporation

--------------------------
Unofficial Witness                       By: ______________________
                                             Name:  Graeme McWhirter
                                             Its: Chief Financial Officer
--------------------------

Notary Public
Commission Expiration Date:
                                     Attest: _________________________
                                             Name:
                                             Its:

(NOTARIAL SEAL)                                (CORPORATE SEAL)


By: ----------------------               By: _______________________
    Name: David B. Allman                    Name:
                                             Its:


Attest: ________________             Attest: _____________________
        Name                                 Name
        Its:                                 Its

[CORPORATE SEAL]                                    [CORPORATE SEAL]

                                  EXHIBIT "D"
                              OPERATING EXPENSES

"Operating Expenses" shall mean the operating costs and expenses delineated as follows:

         1. Costs and expenses paid or incurred by Landlord for the maintenance and repair of the Building and the personal property used in connection therewith, including but not limited to (I) the heating, ventilating and air conditioning equipment, (ii) plumbing and electrical systems and equipment
(iii) light bulbs and broken glass, including replacement thereof, and (iv) elevators and escalators;

         2. Cleaning and janitorial costs and expenses, including window cleaning expenses, for the Building;

         3.  Landscaping and grounds maintenance costs and expenses;

         4. Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air-conditioning;

         5. Costs and expenses of redecorating, painting and carpeting the common areas of the Building;

         6. Costs of all repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation imposed after the date of construction of the Building, regardless of whether such costs, when incurred, are classified as capital expenditures;

         7. Cost of wages and salaries of all persons engaged in the operation, maintenance, repair and security of the Building (Excluding Senior Executive positions), and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense incurred under the provisions of any collective bargaining agreement, costs of uniforms, and all other costs or expenses that the Landlord pays to or on behalf of employees engaged in the operation, maintenance, repair and security of the Building;

         8. Charges of any independent contractor who, under contract with the Landlord or its manager or representatives, does any of the work of operating, maintaining, or repairing the Building;

         9. Legal and accounting expenses, including, but not limited to, such expenses as relate to seeking or obtaining reductions in and/or refunds of real estate taxes;
*Legal expenses incurred to enforce or to negotiate a lease shall not be included as part of operating expenses.

         10. Amortization, with interest, of capital expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of, or result in, reducing Operating Expenses;

         11. Landlord's insurance costs and expenses for all types of insurance carried by Landlord with respect to the Building;

         12.  Security service costs and expenses;

         13.  Management fees and expenses;

         14.  The cost of "Muzak" services, if any;

         15. Expenses incurred in the purchase or acquisition of materials and supplies in connection with all of foreregoing expenses;

          16. Taxes, which shall mean (I) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Building for the operation thereof, and (ii) real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state, or local governmental charge, general, special, ordinary, or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against the Building, the property on which same is situated, any other improvements hereinafter constructed on such property, or the rents derived from such property, the Building and such other improvements (in the case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in the Taxes for that year); and

          17. Such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of the Building and the property on which same is situated as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to the Building and such property.

All costs of special services rendered to particular tenants of the Building, which are paid by such tenants, shall not be included in Operating Expenses. Payments by Landlord of interest and principal on any mortgage or similar instrument secured by the Building or property on which same is situated shall not be included in Operating Expenses. Except as specified in items 5, 6 and 10 hereof, the costs of structural changes to the Building which should be capitalized in accordance with sound accounting principles shall not be allocated or charged to the Premises without Tenant's approval.

                                  EXHIBIT "E"

                                 WORK SCHEDULE

                                      TO
                           TOWER PLACE OFFICE LEASE
                                by and between
                               TOWER PLACE, L.P.
                                      and
                       MEDIALINK WORLDWIDE INCORPORATED


          1. Premises Leased "As Is". Tenant and Landlord agree and Tenant acknowledges that the Premises are in all respects being leased by Landlord to Tenant, and shall be accepted by Tenant, in their current "AS IS/WHERE IS" condition and that Landlord has and shall have no obligation or duty whatsoever to make any alterations, repairs or improvements of any kind or nature in or to the Premises in order to prepare same for Tenant's occupancy, except for such alterations, repairs or improvements, if any, as may be expressly provided in Paragraph 2 below.

          2. Landlord's Work. Landlord agrees to construct the premises based on mutually acceptable construction drawings provided by Loin Budded and Associates at a cost not to exceed Ten Dollars ($10.00) per rentable square foot inclusive of a five percent (5 %) construction management fee.

          3. Delays in Occupancy. If for any reason, other than Tenant delay as described in Paragraph 4 below, Landlord cannot or is unable to deliver possession of the Premises to Tenant on or before the Anticipated Commencement Date in accordance with and in the condition required by this Work Schedule and the Lease, the Lease shall not be void or voidable except as provided in the following sentence, and Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord's failure or delay in so delivering possession of the Premises, but in such case (and subject to Paragraph 4 below) the Commencement Date shall not occur until Landlord is able to deliver the Premises in the condition required by this Lease; the Expiration Date, however, shall not otherwise be affected by such delay. Further, if for any reason other than strikes, casualties, Tenant delay, or other causes beyond the control of Landlord, possession of the Premises is not delivered to Tenant within ninety
(90) days after the Anticipated Commencement Date, or if possession is not so delivered for any reason whatsoever other than Tenant delay on or before six
(6) months following the Anticipated Commencement Date, then this Lease shall be voidable by either party upon thirty (30) days' written notice to the other given at any time prior to delivery of possession in accordance with this Work Schedule and the Lease, provided that such notice shall be void if possession is delivered within said thirty (30) day period. If the Lease is voided pursuant to this provision, then any monies advanced by Tenant to Landlord shall be returned and the parties hereto shall have no further rights, claims or obligations under the Lease.

          4.  Tenant Delays. If on the Anticipated Commencement Date Landlord is

unable to deliver the Premises to Tenant in accordance with and in the condition required by this Work Schedule and the Lease due to omission, delay or default by Tenant or anyone acting under or for Tenant ("Tenant delay"), then Tenant's obligations under this Lease (including, without limitation, the obligation to pay Total Rent) shall nonetheless commence as of the Anticipated Commencement Date (which shall in such case be the Commencement Date), except that, in the event that Landlord cannot deliver possession of the Premises to Tenant on the Anticipated Commencement Date because of Tenant delay, this Lease shall be voidable at the sole option of Landlord at any time prior to Tenant's performance of such obligations or payment of the Total Rent due under this Lease; and, should Landlord so elect to void this Lease, all monies advanced by Tenant to Landlord shall be retained by Landlord as liquidated damages (the parties hereto recognizing and acknowledging the difficulty of determining such damages), and thereafter the parties hereto shall have no further rights, claims, or obligations under this Lease, except for such matters which by the express terms of the Lease survive expiration or termination thereof.

                                  EXHIBIT "F"

                             RULES AND REGULATIONS

          1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

          2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord.

          3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord's rental office. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

          4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

          5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

          6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, if caused by it or its agents, employees, contractors, licensees or invitees.

          7. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          8. No bicycles, vehicles or animals (except seeing eye dogs) of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

          9. No space in the Building shall be used for manufacturing, distribution or storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

          10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

          11. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

          12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

          13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

          14. Tenant shall be restricted in the use of the Premises as provided in the Lease, but the Premises shall never be used for any of the following:
(a) public stenographic or typing services, (b) storage, manufacture or sale of liquor, narcotics, tobacco or other restricted or regulated substances, except where no license or permit is required and such business is conducted solely with Tenant's employees or social guests, (c) public employment bureau or agency, or (d) employment or payroll office, except as related to Tenant's employees actually working on the Premises.

          15. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from Landlord, Tenant shall refrain from or discontinue such advertising.

          16. Landlord reserves the right to exclude from the Building at all times other than business hours till persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons for whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

          17.  intentionally omitted

          18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

          19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

          20. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the

          21. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

          22. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close Venetian or vertical blinds or drapes where sun rays fall directly on windows of Premises.

          23. All paneling, grounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

                                  EXHIBIT "G"

                       STATEMENT OF TENANT IN RE; LEASE
                             [Tenants Letterhead]

                        Date: _________________________



Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10071

                                       RE: TIAA Appl.___________________________

                                       Mortgage # ______________________________

                                       Property Name ___________________________

                                       Address (including ZIP CODE) ____________

                                       Tenant Floor and Suite __________________


Ladies and Gentlemen:

It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned:

          The undersigned, as Lessee, under that certain lease dated ___________________, made with __________, as Lessor, hereby ratifies the said Lease and certifies that:

1 .  The "Commencement Date" of said lease is _________________ .; and

2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open and conducting business with the public in the premises; and

3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

4. the current base rental payable pursuant to the terms of said lease is $ per annum; and further, additional rental pursuant to said lease is payable as follows; and


5. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ________________), and neither party thereto is in default thereunder, and

6. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

7.   the term of said leases expires on _____________ ; and

8. all conditions under said lease to be performed by the lessor have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any; and

9. all required contributions by lessor to lessee on account of lessee's improvements have been received; and

10. on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the lessor; and

11. no rental has been paid in advance and no security (except the security deposit in the amount of $_______) has been deposited with lessor; and

12.   lessee's floor area is - square feet; and

13. the most recent payment of current basis rental was for the payment due on 19___, and all basic rental and additional rentable payable pursuant to the terms of the lease have been paid up to said date; and

14. the undersigned acknowledges notice that lessor's interest under the lease and the rent and all other ______ sums due thereunder will be assigned to you as part of the security for the mortgage loan by you to lessor.
      In the event the Teachers Insurance and Annuity Association of America, as lender, notified the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender; lessee agrees that it shall pay its rent and all such other sums to lender.

                               Very truly yours,



                               -------------------------------------

                               (Lessee)

                               BY: __________________________________

                               Its: ________________________________